Exhibit 21 — Subsidiaries of the Registrant
The following are the subsidiaries of Fulton Financial Corporation:

	State of Incorporation	Name Under Which
Subsidiary	or Organization	Business is Conducted
Fulton Bank	Pennsylvania	Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Swineford National Bank	United States of America	Swineford National Bank
1255 North Susquehanna Trail
P.O Box 241
Hummels Wharf, Pennsylvania 17831

Lafayette Ambassador Bank	Pennsylvania	Lafayette Ambassador Bank
P.O. Box 25091
Lehigh Valley, Pennsylvania 18002

Fulton Financial Realty Company	Pennsylvania	Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Reinsurance Company, LTD	Turks & Caicos Islands	Fulton Reinsurance Company, LTD
One Beatrice Butterfield Building
Butterfield Square, Providenciales
Turks & Caicos Islands, BWI

FNB Bank, N.A.	United States of America	FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company	Maryland	Hagerstown Trust Company
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.	Pennsylvania	Central Pennsylvania Financial Corp.
100 W. Independence Street
Shamokin, PA 17872

Delaware National Bank	United States of America	Delaware National Bank
9 South Dupont Highway
P. O. Box 520
Georgetown, DE 19947

The Bank	New Jersey	The Bank
100 Park Avenue
P.O. Box 832
Woodbury, NJ 08096

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Exhibit 21 — Subsidiaries of the Registrant (Continued)

	State of Incorporation	Name Under Which
Subsidiary	or Organization	Business is Conducted
FFC Management, Inc.	Delaware	FFC Management, Inc.
P.O. Box 609
Georgetown, DE 19947

The Peoples Bank of Elkton	Maryland	The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922-0020

Skylands Community Bank	New Jersey	Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors,
National Association	United States of America	Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance Services Group, Inc.	Pennsylvania	Fulton Insurance Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

FFC Penn Square, Inc.	Delaware	FFC Penn Square, Inc.
P.O. Box 609
Georgetown, DE 19947

PBI Capital Trust	Delaware	PBI Capital Trust
919 Market Street, Suite 700
Wilmington, DE 19801

Resource Bank	Virginia	Resource Bank
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Virginia Financial Services, LLC	Virginia	Virginia Financial Services, LLC
One Commercial Place #2000
Norfolk, VA

SVB Bald Eagle Statutory Trust I	Connecticut	SVB Bald Eagle Statutory Trust I
Hartford, CT

The Columbia Bank	Maryland	The Columbia Bank
7168 Gateway Drive
Columbia, MD 21046

101

Exhibit 21 — Subsidiaries of the Registrant (Continued)

	State of Incorporation	Name Under Which
Subsidiary	or Organization	Business is Conducted
Columbia Bancorp Statutory Trust	Delaware	Columbia Bancorp Statutory Trust
7168 Gateway Drive
Columbia, MD 21046

Columbia Bancorp Statutory Trust II	Delaware	Columbia Bancorp Statutory Trust II
7168 Gateway Drive
Columbia, MD 21046

Columbia Bancorp Statutory Trust III	Delaware	Columbia Bancorp Statutory Trust III
7168 Gateway Drive
Columbia, MD 21046

Fulton Capital Trust I	Pennsylvania	Fulton Capital Trust I
One Penn Square
P.O. Box 4887
Lancaster, PA 17604-4887

102